STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of the 14th day of December 2009, by and among Island Capital Management, LLC. (the “Seller”), and Bobby Smith, Jr. an Alabama resident, or its assigns (being herein referred to as Purchaser”), each sometimes referred to herein as a and collectively the “Parties.”

PRELIMINARY STATEMENTS

A. Seller own an aggregate of 100,000 shares of common stock of Dragons Lair Holdings, Inc., a Florida corporation.

B. Seller is willing to sell 100,000 shares of restricted common stock of the Company (the “Shares” or the “Common Stock”) to the Purchaser, on the terms, provisions and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby agree as follows:

ARTICLE I

Purchase and Sale of the Shares

Section 1.01. Purchase and Sale. On the Closing Date (as defined below) and upon the terms and subject to the conditions set forth herein, the Seller shall deliver the Shares of the Company to the Purchaser free and clear of all liens, and Purchaser shall purchase the Shares from the Seller  in accordance with Section 1 .02 below.

Section 1.02. Purchase Price. The purchase price (the “Purchase Price “) for the Shares shall be $3,906.00, payable in cash at Closing.

Section 1.03. Time and Place of Closing. Subject to the satisfaction or waiver of the conditions herein. the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on or before November 30, 2009 or at such time, date or place as the Seller and purchaser may agree (the “Closing Date”).

Section 1 ..04. Delivery of the Shares; Payment of Purchase Price. At Closing: (a) the Seller shall deliver to the Purchaser (i) the certificate representing the Shares, duly endorsed in blank or a accompanied by stock powers duly endorsed in blank, with all taxes attributable to the transfer and sale of the Shares paid by the Seller and Seller’s Representation Letter relating to the sale of such Shares, or (ii) deliver such Shares via an electronic broker’s transaction to Purchaser’s brokerage account: and (b) the Purchaser shall deliver to the Seller the Purchase Price in accordance with Section 1 .02.

Stock Purchase Agreement

ARTICLE II

Representations and Warranties of Seller

Subject to all of the terms, conditions and provisions of this Agreement, the Seller, individually represents and warrants to Purchaser, as of the date hereof and as of the Closing, as follows:

Section 2.01. Authority. The Seller has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Seller has duly and validly executed and delivered this Agreement and will, on or prior to the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Seller, as applicable, enforceable against the Seller, as applicable, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency , reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 2.02. No Conflict. The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) result in or require the creation of any lien upon the Shares.

Section 2.03. Title to Shares. Seller is the sole record and beneficial owner of the Shares set forth next to Seller’s name on the signature page hereof (“Seller’s Shares”) and has good and marketable title to all of the Seller’s Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances and shall not, until the transactions contemplated by this Agreement are closed, or this Agreement is terminated, sell, hypothecate, encumber, transfer or otherwise dispose of the Seller’s Shares. Seller has sole managerial and dispositive authority with respect to such Seller’s Shares and has not granted any person a proxy or option to buy the Seller’s Shares that has not expired or been validly withdrawn. The sale and delivery of the Seller’s Shares to Purchaser pursuant to this Agreement will vest in Purchaser the legal and valid title to the Seller’s Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”).

Section  2.04. Brokers, Finders and Financial Advisors. No broker, finder or financial advisor has acted for Seller in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial  advisor’s fee or other commission in respect thereof based in any way on any contract with Seller.

ARTICLE III

Stock Purchase Agreement

Representations and Warranties of Purchaser

Subject to all of the terms, conditions and provisions of this Agreement, Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

Section 3.01. Authority.  Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. Purchaser as duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto and thereto. This Agreement constitutes the legal,  valid and binding obligation of Purchaser, enforceable against Purchaser  in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 3.02. No Conflict. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which Purchaser is a party or by which Purchaser is bound or affected.

Section 3.03. Brokers. Finders and Financial Advisors. No broker, finder or financial advisor has acted for Purchaser in connection with this Agreement or the transactions contemplated  hereby or thereby, and  no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Purchaser.

Section 3.04. Exempt Transaction. Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933,  as amended (the “Act”)and exempt from registration or qualification under any state law.

Section 3.05. Investment Experience. The Purchaser understands that purchase of the Shares involves substantial risk. The Purchaser:

(i) has experience as a purchaser in securities of companies in the development stage and acknowledge that he can bear the economic risk of Purchaser’s investment in the Shares;

(ii) has such knowledge and experience in financial, tax and business matters so as to enable Purchaser to evaluate the merits and risks of an investment in the Shares, to protect Purchaser’s own interests in connection with the investment and to make an informed investment decision with respect thereto;

(iii) recognizes that an investment in the Company is a speculative venture and that the total amount of funds tendered to purchase the Shares is placed at the risk and may be completely lost. The purchase of Shares as an investment involves special risks. The Purchaser has read and reviewed the Company’s latest periodic and current report filings on the Securities and Exchange Commission’s EDGAR webpage at www.sec.gov and

(iv) is an “accredited investor” as such term is defined under Rule 501 of the Act.

Stock Purchase Agreement

ARTICLE IV

Covenants

Section 4.01. Further Assurances. Seller and Purchaser agree that, from time to time, whether be ore, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Purchaser of the Shares held by or in the name of the Seller.

Section 4.02. Insider Trading. The Parties hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company. The Parties further certify they have not communicated the nature of the transactions contemplated by this Agreement, are not aware of any disclosure of non public information concerning said transactions, and are not a party to any insider trading of Company shares.

ARTICLE V

Conditions

Section 5.01. Conditions to Obligations of each of the Parties. The respective obligation of each party to consummate the transactions contemplated hereby shall he subject to the fulfillment at or prior to the Closing of the following conditions: (a) no preliminary or permanent injunction or other order, decree or ruling which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect; (h) no claim shall have been asserted, threatened or commenced and no law shall have been enacted, promulgated or issued which would reasonably be expected to (i) prohibit the purchase of, payment for retention of the Shares by Purchaser or the consummation of the transactions contemplated by this Agreement or (ii) make the consummation of any such transactions illegal; and (c) all approvals legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing.

Section 5.02. Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Seller may waive in writing:

Stock Purchase Agreement

(a) Purchaser shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Purchaser in this Agreement shall have been true and correct on the date hereof or thereof, as applicable and such representations and warranties shall be true and correct on adi at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

SeJ ion 5.03. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummdt the transactions contemplated hereby shall be subject to the fulfillment at or prior to Closing ofhe following additional conditions, except as Purchaser may waive in writing: (a) the Seller shall have complied with and performed in all material respects all of the terms, covenants, greements and conditions contained in this Agreement which arc required to be complied ith and performed on or prior to Closing; and (h) the representations and warranties of Seller i this Agreement shall have been true and correct on the date hereof or thereof, as applicable Iind such representations and warranties shall be true and correct on and at the Closing (e&ept those, if any, expressly stated to be true and correct at an earlier date), with the same fore nd effect as though such representations and warranties had been made on and at the Closing.

ARTICLE VI

Miscellaneous

Section 6.01. Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (h) hand delivery; (c) facsimile transmission ; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

(i)	if to Seller, to:

Island Capital Management. LLC.
l00-2nd Avenue S, Ste 705S
St. Petersburg, FL 33701

       (ii)               if to Purchaser, to:

                          Robby Smith, Jr.
                          _____________________
                          _____________________

Stock Purchase Agreement

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section except as otherwise provided in this Agreement all such communications shall be deemed to have been duly given: (A) in the ease of a notice sent by regular or registered or certified mail, three business days after it is duly deposited the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the se of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; id (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each ease given or addressed aforesaid.

Section 6.02. Benefit and Burden. This Agreement shall inure to the benefit of and shall be binding upon, the parties hereto and their successors and permitted assigns.

Section 6.03. No Third Party Rights. Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto and this Agreement shall not be construed any respect to be a contract in whole or in part for the benefit of any third party.

Section 6.04. Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

Section 6.05. Assignments. Purchaser may assign any of its rights, interests and obligation under this Agreement and must notify Seller in writing.

Section 6.06. Counterparts. This Agreement may be executed in counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 6.07. Captions and Headings. The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

Section 6.08. Construction. The parties acknowledge that each of them has had the benefit of  legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word ‘person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

Section 6.09. Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or

Stock Purchase Agreement

void will deemed to have been stricken herefrom by the parties, and the remainder will have the same force and effectiveness as if such stricken part or parts bad never been included herein.

Section 6.10. Effect of Facsimile and Photocopied This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

Section 6.11. Remedies. The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other Contract or at law or in equity and to which such party might he entitled.

Section 6.12. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 6.13. Submission to Jurisdiction. Each of the parties hereby: (a) irrevocably submits to the  non-exclusive personal jurisdiction of any Texas court. over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Texas court: and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Texas Court.

Section 6.14. Expenses Prevailing Party Costs. Seller and Purchaser shall pay their own expenses incident to this Agreement and the transactions contemplated hereby and thereby, other than the Legal Opinion, which expenses shall be paid by the Purchaser. Notwithstanding anything contained herein or therein to the contrary, if any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing party in any such action shall be entitled to recover its losses, including reasonable attorneys’ fees, incurred in connection with the prosecution or defense of such action, from the losing party.

Section 6.15. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with

Stock Purchase Agreement

respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties. whether written, oral or otherwise.

[Remainder of page left intentionally blank. Signature page follows.]

Stock Purchase Agreement

IN WITNESS WHEREOF. the parties have duly executed this Agreement as of the day and year first above written.

“PURCHASER”

By: /s/ Bobby Smith, Jr.
Bobby Smith, Jr.

“SELLER”

ISLAND CAPITAL MANAGEMENT, LLC

By: /s/ Carl Dilley
Carl Dilley
President

Stock Purchase Agreement